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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Clear Channel Communications, Inc. of our report dated February 26, 1999, except for Note 3 as to which the date is March 15, 1999, relating to the financial statements of Capstar Broadcasting Corporation and Subsidiaries, which appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated November 19, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Austin, Texas
November 28, 2001